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                                                                      EXHIBIT 24

                                POWER OF ATTORNEY


        The undersigned hereby constitutes and appoints Donald M. Reinke, Matt
A. Kirmayer, Paul J. Jaskot, Marc Rose or Alex C. Levit, and each of them, acting individually, as his true and lawful attorneys-in-fact to:

        (1) execute for and on behalf of the undersigned Forms 3, 4 or 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;
        (2) do and perform any and all acts for and on behalf of the undersigned, which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such form(s) with the United States Securities and Exchange Commission and any other authority; and
        (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneys-in-fact, on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in his discretion.

        The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended. This Power of Attorney shall remain in effect until notice from the undersigned to the Securities and Exchange Commission that such Power of Attorney is revoked.

                IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 3rd day of November, 2004.


                                                 /s/ Carleton A. Holstrom
                                                 ------------------------
                                                 Carleton A. Holstrom